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
         LAW OFFICES
HASKELL SLAUGHTER & YOUNG, L.L.C.
  1200 AMSOUTH/HARBERT PLAZA              WYATT RUSHTON HASKELL        MICHAEL K.K. CHOY
    1901 SIXTH AVENUE NORTH               WILLIAM M. SLAUGHTER         CARTER H. DUKES
BIRMINGHAM, ALABAMA 35203-2618            FRANK M. YOUNG, III          F. HAMPTON McFADDEN, JR.
                                          ROBERT E. LEE GARNER         JOHN W. SCOTT
   FACSIMILE (205) 324-1133               BENJAMIN B. SPRATLING III      ------------
   TELEPHONE (205) 251-1000               THOMAS T. GALLION, III       R. SCOTT WILLIAMS
                                          ROBERT D. SHATTUCK, JR.      GEORGIA S. ROBERSON
       MONTGOMERY OFFICE                  E. ALSTON RAY                SUSAN E. KENNEDY
   305 SOUTH LAWRENCE STREET              JAMES C. HUCKABY, JR.        GORDON O. JESPERSON
   MONTGOMERY, ALABAMA 36104              MARK EDWARD EZELL            LYNN REYNOLDS
     POST OFFICE BOX 4660                 STEPHEN L. POER              JOSEPH N. HARDEN
MONTGOMERY, ALABAMA 36103-4660            THOMAS E. REYNOLDS           KIMBERLY L. HAGER
   FACSIMILE (334) 264-7945               BEVERLY POOLE BAKER            ------------
   TELEPHONE (334) 265-8573               ROSS N. COHEN                DONALD T. LOCKE*
                                          CONSTANCE C. WALKER             Of Counsel
                                          GWEN L. WINDLE                  *Admitted only in South Carolina and Texas
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                                        PLEASE REPLY TO:   BIRMINGHAM


                                                                     Exhibit 5.1


                                  June 9, 1998


SI Diamond Technology, Inc.
3006 Longhorn Boulevard
Suite 107
Austin, Texas  78758


         Re:      REGISTRATION STATEMENT ON FORM S-8


Gentlemen:

         We have served as counsel for SI Diamond Technology, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,034,903 shares (the "Shares") of the Company's authorized Common Stock, par value $.001 per share, to be issued to participants in the Company's Amended and Restated 1992 Stock Option Plan, the Company's Amended and Restated 1992 Outside Directors' Stock Option Plan and the Company's 1998 Directors and Officers' Stock Option Plan, pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"). This opinion is rendered to you pursuant to the requirements of Form S-8.

         In connection with this opinion, we have examined and are familiar with the original or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares and the authorization and adoption of the Plan as we have deemed necessary and appropriate.

SI Diamond Technology, Inc.
June 9, 1998

Page 2
         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1. The Shares have been duly authorized.

         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plan, the Shares will be legally issued, fully paid and nonassessable.

         We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion as as Exhibit thereto.



                                         Very truly yours,



                                         By: /s/ Donald T. Locke
                                            -----------------------------
                                             Donald T. Locke


DTL/gcc/193220.1